As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-135092

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment to Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Allied Waste Industries, Inc.
Allied Waste North America, Inc.
AWNA Trust
Subsidiary Guarantors Listed on Schedules A through II Hereto
(Exact name of registrants as specified in their charters)

Allied Waste Industries, Inc.	Allied Waste North America, Inc.	AWNA Trust

Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

88-0228636	86-0843596	27-6008741
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
18500 North Allied Way
Phoenix, Arizona 85054
(480) 627-2700
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Timothy R. Donovan
Vice President and Secretary
Allied Waste Industries, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
(480) 627-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by the Registrants.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Schedule A
Subsidiary Guarantors
Action Disposal, Inc.
Adrian Landfill, Inc.
Ada County Development Company, Inc.
ADS of Illinois, Inc.
Agri-tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste of California, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Rural Sanitation, Inc.
Allied Waste Services of Page, Inc.
Allied Waste Services of Stillwater, Inc.
Allied Waste Transfer Services of Utah, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Apache Junction Landfill Corporation
Atlantic Waste Holding Company, Inc.
Automated Modular Systems, Inc.
Belleville Landfill, Inc.
BFI Transfer Systems of New Jersey, Inc.
BFI Waste Systems of New Jersey, Inc.
Bio-Med of Oregon, Inc.
Bond County Landfill, Inc.
Borrego Landfill, Inc.
Brickyard Disposal & Recycling, Inc.
Browning-Ferris Industries, Inc. (MA corp.)
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Bunting Trash Service, Inc.
Capitol Recycling and Disposal, Inc.
CC Landfill, Inc.
Celina Landfill, Inc.
Central Arizona Transfer, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Cocopah Landfill, Inc.
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.

County Landfill, Inc.
Dallas Disposal Co.
Delta Container Corporation
Delta Dade Recycling Corp.
Delta Paper Stock Co.
Delta Resources Corp.
Delta Site Development Corp.
Delta Waste Corp.
Dempsey Waste Systems II, Inc.
DTC Management, Inc.
Eagle Industries Leasing, Inc.
ECDC Environmental of Humbolt County, Inc.
ECDC Holdings, Inc.
Elder Creek Transfer & Recovery, Inc.
Environmental Development Corp. (DE)
Environmental Reclamation Company
Environtech, Inc.
Evergreen Scavenger Service, Inc.
Forward, Inc.
F.P. McNamara Rubbish Removal, Inc.
Fred Barbara Trucking Co., Inc.
G. Van Dyken Disposal Inc.
GEK, Inc.
General Refuse Rolloff Corp.
Georgia Recycling Services, Inc.
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Services, Inc.
Gulfcoast Waste Service, Inc.
Harland’s Sanitary Landfill, Inc.
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Illinois Valley Recycling, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Island Waste Services Ltd.
Jetter Disposal, Inc.
Kankakee Quarry, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
La Canada Disposal Company, Inc.
Lake Norman Landfill, Inc.
LandComp Corporation
Lathrop Sunrise Sanitation Corporation
Lee County Landfill, Inc.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Louis Pinto & Son, Inc., Sanitation Contractors
Lucas County Land Development, Inc.
Manumit of Florida, Inc.
McInnis Waste Systems, Inc.
Mesa Disposal, Inc.
Mississippi Waste Paper Company
Mountain Home Disposal, Inc.
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
Newco Waste Systems of New Jersey, Inc.

New Morgan Landfill Company, Inc.
Noble Road Landfill, Inc.
Northlake Transfer, Inc.
Oakland Heights Development, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Palomar Transfer Station, Inc.
Peltier Real Estate Company
Pittsburg County Landfill, Inc.
Portable Storage Co.
Preble County Landfill, Inc.
Price & Sons Recycling Company
R.C. Miller Enterprises, Inc.
R.C. Miller Refuse Service, Inc.
RCS, Inc.
Rabanco, Ltd.
Rabanco Recycling, Inc.
Ramona Landfill, Inc.
Resource Recovery, Inc.
Rock Road Industries, Inc.
Ross Bros. Waste & Recycling Co.
Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
Saline County Landfill, Inc.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
San Marcos NCRRF, Inc.
Sauk Trail Development, Inc.
Shred-All Recycling Systems, Inc.
Source Recycling, Inc.
S & S Recycling, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Streator Area Landfill, Inc.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal, Inc.
Sunset Disposal Service, Inc.
Sycamore Landfill, Inc.
Tate’s Transfer Systems, Inc.
Tennessee Union County Landfill, Inc.
Thomas Disposal Service, Inc.
Tom Luciano’s Disposal Service, Inc.
Total Solid Waste Recyclers, Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
United Disposal Service, Inc.
Upper Rock Island County Landfill, Inc.
Valley Landfills, Inc.
Vining Disposal Service, Inc.
Wasatch Regional Landfill, Inc.
Waste Control Systems, Inc.
Wayne County Landfill IL, Inc.
WDTR, Inc.
Williamette Resources, Inc.
Williams County Landfill, Inc.

WJR Environmental, Inc.
Schedule B
Subsidiary Guarantors
ADS, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviroengineering, Inc.
Allied Green Power, Inc.
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste of Long Island, Inc.
Allied Waste Systems, Inc. (DE corp.)
Allied Waste Transportation, Inc.
American Disposal Services, Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Missouri, Inc.
Area Disposal Inc.
Attwoods of North America, Inc.
Autoshred, Inc.
AWIN Management, Inc.
BBCO, Inc.
BFI Atlantic, Inc.
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI International, Inc.
BFI Ref-Fuel, Inc.
BFI TransRiver (GP), Inc.
BFI Waste Systems of North America, Inc.
Browning-Ferris Financial Services, Inc.
Browning-Ferris, Inc.
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Services, Inc.
CECOS International, Inc.
County Disposal, Inc.
Denver RL North, Inc.
Liberty Waste Holdings, Inc.
Midway Development Company, Inc.
Oscar’s Collection Systems of Fremont, Inc.
Pinal County Landfill Corp.
Port Clinton Landfill, Inc.
Risk Services, Inc.
Taylor Ridge Landfill, Inc.
The Ecology Group, Inc.

Tricil (N.Y.), Inc.
Wastehaul, Inc.
Waste Services of New York, Inc.
Woodlake Sanitary Service, Inc.
Schedule C
Subsidiary Guarantors
Allied Waste Systems Holdings, Inc.
Schedule D
Subsidiary Guarantors
Allied Waste Environmental Management Group, LLC
Allied Waste Niagara Falls Landfill, LLC
Allied Waste Systems of Arizona, LLC
Allied Waste Systems of Colorado, LLC
Allied Waste Systems of Michigan, LLC
Allied Waste Systems of Montana, LLC
Allied Waste Systems of North Carolina, LLC
Allied Waste Systems of Pennsylvania, LLC
Allied Waste Transfer Services of California, LLC
Allied Waste Transfer Services of Florida, LLC
Allied Waste Transfer Services of New York, LLC
Allied Waste Transfer Services of North Carolina, LLC
Allied Waste Transfer Services of Oregon, LLC
Allied Waste Transfer Services of Rhode Island, LLC
BFI Transfer Systems of Pennsylvania, LLC
Crescent Acres Landfill, LLC
Sand Valley Holdings, L.L.C.
Schedule E
Subsidiary Guarantors
Allied Nova Scotia, Inc.
Schedule F
Subsidiary Guarantors
BFI Waste Services of Tennessee, LLC

Schedule G
Subsidiary Guarantors
Allied Transfer Systems of New Jersey, LLC
Allied Waste of New Jersey — New York, LLC
Allied Waste Services of Massachusetts, LLC
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems of New Jersey, LLC
Allied Waste Transfer Services of Iowa, LLC
Allied Waste Transfer Services of Lima, LLC
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Autauga County Landfill, LLC
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of Virginia, LLC
BFI Waste Services of Pennsylvania, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Arkansas, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Services of Mississippi, LLC
BFI Waste Systems of Missouri, LLC
BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Virginia, LLC
Bridgeton Landfill, LLC
Brunswick Waste Management Facility, LLC
Butler County Landfill, LLC
Chilton Landfill, LLC
Courtney Ridge Landfill, LLC
Cumberland County Development Company, LLC
Ellis Scott Landfill MO, LLC
Flint Hill Road, LLC
Forest View Landfill, LLC
Gateway Landfill, LLC
Great Plains Landfill OK, LLC
Greenridge Waste Services, LLC
Greenridge Reclamation, LLC
Hancock County Development Company, LLC
Harrison County Landfill, LLC
Jackson County Landfill, LLC
Jefferson City Landfill, LLC
Jefferson Parish Development Company, LLC
Lee County Landfill SC, LLC
Lemons Landfill, LLC
Little Creek Landing, LLC
Madison County Development, LLC
Menands Environmental Solutions, LLC
Missouri City Landfill, LLC
New York Waste Services, LLC
Northeast Landfill, LLC
Obscurity Land Development, LLC
Pinecrest Landfill OK, LLC
Polk County Landfill, LLC
Prince George’s County Landfill, LLC

San Diego Landfill Systems, LLC
Show-Me Landfill, LLC
Southeast Landfill, LLC
St. Bernard Parish Development Company, LLC
St. Joseph Landfill, LLC
Wayne County Land Development, LLC
Willow Ridge Landfill, LLC
Schedule H
Subsidiary Guarantors
Abilene Landfill TX, LP
BFI Waste Services of Indiana, LP
BFI Waste Services of Texas, LP
BFI Waste Systems of Indiana, LP
BFI Transfer Systems of Texas, LP
Blue Ridge Landfill TX, LP
Brenham Total Roll-Offs, LP
Camelot Landfill TX, LP
Cefe Landfill TX, LP
Crow Landfill TX, L.P.
Desarollo del Rancho La Gloria TX, LP
El Centro Landfill, L.P.
Ellis County Landfill TX, L.P.
Fort Worth Landfill TX, LP
Frontier Waste Services, L.P.
Galveston County Landfill TX, LP
Giles Road Landfill TX, LP
Golden Triangle Landfill TX, LP
Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
Itasca Landfill TX, LP
Kerrville Landfill TX, LP
Lewisville Landfill TX, LP
Mars Road TX, LP
McCarty Road Landfill TX, LP
Mesquite Landfill TX, LP
Mexia Landfill TX, LP
Panama Road Landfill, TX, L.P.
Pine Hill Farms Landfill TX, LP
Pleasant Oaks Landfill TX, LP
Rio Grande Valley Landfill TX, LP
Royal Oaks Landfill TX, LP
South Central Texas Land Co. TX, LP
Southwest Landfill TX, LP
Tessman Road Landfill TX, LP
Turkey Creek Landfill TX, LP
Victoria Landfill TX, LP
Whispering Pines Landfill TX, LP

Schedule I
Subsidiary Guarantors
Bridgeton Transfer Station, LLC
Schedule J
Subsidiary Guarantors
Benton County Development Company
Clinton County Landfill Partnership
County Line Landfill Partnership
Illiana Disposal Partnership
Key Waste Indiana Partnership
Lake County C&D Development Partnership
Newton County Landfill Partnership
Springfield Environmental General Partnership
Tippecanoe County Waste Services Partnership
Warrick County Development Company
Schedule K
Subsidiary Guarantors
Allied Gas Recovery Systems, L.L.C.
Allied Services, LLC
AWIN Leasing II, LLC
BFI Waste Services, LLC
Browning-Ferris Industries, LLC
Schedule L
Subsidiary Guarantors
D & L Disposal, L.L.C.
Envotech-Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.
Schedule M
Subsidiary Guarantors
Total Roll-Offs, L.L.C.
Schedule N
Subsidiary Guarantors
Evergreen Scavenger Service, L.L.C.
Liberty Waste Services of Illinois, L.L.C.
Packerton Land Company, L.L.C.

Schedule O
Subsidiary Guarantors
Liberty Waste Services Limited, L.L.C.
Schedule P
Subsidiary Guarantors
BFGSI, L.L.C.
Schedule Q
Subsidiary Guarantors
ECDC Environmental, L.C.
Schedule R
Subsidiary Guarantors
Oklahoma City Landfill, LLC
Schedule S
Subsidiary Guarantors
Rabanco Companies
Schedule T
Subsidiary Guarantors
Regional Disposal Company
Schedule U
Subsidiary Guarantors
VHG, Inc.
Schedule V
Subsidiary Guarantors
Warner Hill Development Company

Schedule W
Subsidiary Guarantors
Allied Waste Holdings (Canada) Ltd.
Schedule X
Subsidiary Guarantors
Benson Valley Landfill General Partnership
Blue Ridge Landfill General Partnership
Green Valley Landfill General Partnership
Morehead Landfill General Partnership
Schedule Y
Subsidiary Guarantors
Frontier Waste Services (Utah), LLC
Frontier Waste Services (Colorado), LLC
Frontier Waste Services of Louisiana, L.L.C.
Schedule Z
Subsidiary Guarantors
BFI Transfer Systems of DC, LLC
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of South Carolina, LLC
C & C Expanded Sanitary Landfill, LLC
General Refuse Service of Ohio, LLC
Local Sanitation of Rowan County, L.L.C.
Webster Parish Landfill, L.L.C.
Schedule AA
Subsidiary Guarantors
E Leasing Company, LLC
Schedule BB
Subsidiary Guarantors
H Leasing Company, LLC
Schedule CC
Subsidiary Guarantors
N Leasing Company, LLC

Schedule DD
Subsidiary Guarantors
S Leasing Company, LLC
Schedule EE
Subsidiary Guarantors
BFI Energy Systems of Southeastern Connecticut, Limited Partnership
Schedule FF
Subsidiary Guarantors
Carbon Limestone Landfill, LLC
Lorain County Landfill, LLC
County Land Development Landfill, LLC
Lucas County Landfill, LLC
Schedule GG
Subsidiary Guarantors
County Environmental Landfill, LLC
Schedule HH
Subsidiary Guarantors
Allied Waste Services of North America, LLC
Schedule II
Subsidiary Guarantors
Dinverno, Inc.

TERMINATION OF REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement on Form S-3, Registration No. 333-135092, filed on June 16, 2006, pertaining to (a) Debt Securities of Allied Waste Industries, Inc. (“AWI”), (b) Preferred Stock of AWI, (c) Common Stock of AWI, (d) Debt and Equity Warrants of AWI, (e) Depositary Shares of AWI, (f) Stock Purchase Contracts of AWI, (g) Stock Purchase Units of AWI, (h) Debt Securities of Allied Waste North America, Inc., (i) Guaranties of the Debt Securities of Allied Waste North America, Inc. by the Subsidiary Guarantors and AWI, (j) Trust Preferred Securities of AWNA Trust and (k) Guaranties of the Trust Preferred Securities of AWNA Trust by AWI.
     The Registrants have terminated the offering of the securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered that remain unsold at the termination of the offering, the Registrants hereby remove and withdraw from registration all securities registered pursuant to this Registration Statement that remain unsold.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 19, 2008.

ALLIED WASTE INDUSTRIES, INC.
By:	/s/ Jo Lynn White
Jo Lynn White
Assistant Secretary

ALLIED WASTE NORTH AMERICA, INC.
By:	/s/ Jo Lynn White
Jo Lynn White
Assistant Secretary
   AWNA TRUST
   By: Allied Waste Industries, Inc., Sponsor

By:	/s/ Jo Lynn White
Jo Lynn White
Assistant Secretary

On behalf of each Subsidiary Guarantor listed on Schedules A through E hereto
By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

On behalf of each Subsidiary Guarantor listed on Schedule F hereto
By: Browning-Ferris Industries of Tennessee, Inc., Member

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

On behalf of each Subsidiary Guarantor listed on Schedule G hereto
By:	/s/ Jo Lynn White
Jo Lynn White
Secretary
On behalf of each Subsidiary Guarantor listed on Schedule H hereto
By: Allied Waste Landfill Holdings, Inc., General Partner

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary
On behalf of each Subsidiary Guarantor listed on Schedule I hereto
By: Bridgeton Landfill, LLC, Member
By: Allied Waste North America, Inc., Member of Bridgeton Landfill, LLC

By:	/s/ Jo Lynn White
Jo Lynn White
Assistant Secretary
On behalf of each Subsidiary Guarantor listed on Schedule J hereto
By: Allied Waste Landfill Holdings, Inc., General Partner

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary
By: Allied Waste North America, Inc., General Partner

By:	/s/ Jo Lynn White
Jo Lynn White
Assistant Secretary

On behalf of each Subsidiary Guarantor listed on Schedule K hereto
By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

On behalf of each Subsidiary Guarantor listed on Schedule L hereto
By: Liberty Waste Services of Illinois, L.L.C., Managing Member
By: Liberty Waste Services Limited, L.L.C., Managing Member of Liberty Waste Services of Illinois, L.L.C.
By: American Disposal Services of Illinois, Inc., Managing Member of Liberty Waste Services Limited, L.L.C.

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

On behalf of each Subsidiary Guarantor listed on Schedule M hereto
By: Brenham Total Roll-Offs, LP, Member
By: Allied Waste Landfill Holdings, Inc., General Partner

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

On behalf of each Subsidiary Guarantor listed on Schedule N hereto
By: Liberty Waste Services Limited, L.L.C., Managing Member
By: American Disposal Services of Illinois, Inc., Managing Member of Liberty Waste Services Limited, L.L.C.

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

On behalf of each Subsidiary Guarantor listed on Schedule O hereto
By: American Disposal Services of Illinois, Inc., Managing Member

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

   On behalf of each Subsidiary Guarantor listed on Schedule P hereto
   By: Allied Green Power, Inc., Member

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

   On behalf of each Subsidiary Guarantor listed on Schedule Q hereto
   By: ECDC Holdings, Inc., Member

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

   On behalf of each Subsidiary Guarantor listed on Schedule R hereto
   By: Allied Waste Systems, Inc., Member

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

   On behalf of each Subsidiary Guarantor listed on Schedule S hereto
   By: Rabanco Recycling, Inc., General Partner

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

   By: Rabanco, Ltd., General Partner

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

   On behalf of each Subsidiary Guarantor listed on Schedule T hereto
   By: Rabanco, Ltd., Managing General Partner

By:	/s/ Jo Lynn White
Jo Lynn White
Secretary

On behalf of each Subsidiary Guarantor listed on Schedule U hereto
By:	/s/ Timothy R. Donovan
Timothy R. Donovan
Vice President

On behalf of each Subsidiary Guarantor listed on Schedules V through W hereto

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule X hereto

By: Allied Waste North America, Inc., General Partner

By:	/s/ Jo Lynn White Jo Lynn White Assistant Secretary

By: Browning-Ferris Industries of Tennessee, Inc., General Partner

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule Y hereto

By: Frontier Waste Services, L.P., Member

By: Allied Waste Landfill Holdings, Inc., General Partner of Frontier Waste Services, L.P.

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule Z hereto

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule AA hereto

By: Allied Waste North America, Inc., Member and Manager

By:	/s/ Jo Lynn White Jo Lynn White Assistant Secretary

By: BFI Energy Systems of Essex County, Inc., Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule BB hereto

By: Allied Waste North America, Inc., Member and Manager

By:	/s/ Jo Lynn White Jo Lynn White Assistant Secretary

By: BFI Energy Systems of Hempstead, Inc., Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule CC hereto

By: Allied Waste North America, Inc., Member and Manager

By:	/s/ Jo Lynn White Jo Lynn White Assistant Secretary

By: BFI Energy Systems of Niagara, Inc., Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

By: Browning-Ferris Industries of New York, Inc., Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule DD hereto

By: Allied Waste North America, Inc., Member and Manager

By:	/s/ Jo Lynn White Jo Lynn White Assistant Secretary

By: BFI Energy Systems of Southeastern Connecticut, Inc., Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule EE hereto

By: BFI Energy Systems of Southeastern Connecticut, Inc., General Partner

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule FF hereto

By: Browning-Ferris Industries of Ohio, Inc., Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule GG hereto

By: County Disposal (Ohio), Inc., Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule HH hereto

By: Browning-Ferris Industries, LLC, Member

By:	/s/ Jo Lynn White Jo Lynn White Secretary

On behalf of each Subsidiary Guarantor listed on Schedule II hereto

By:	/s/ Roger A. Groen, Jr. Roger A. Groen, Jr. President